SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 3, 2004

AVON PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-4881	13-0544597

(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York	10105-0196

(Address of Principal Executive Offices)	(Zip Code)

(212) 282-5000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On February 3, 2004, Avon issued a press release announcing a 33% increase in its regular quarterly dividend. It also announced a two-for-one stock split, in the form of a stock dividend, subject to shareholder approval at the annual meeting of shareholders on May 6, 2004 of an increase in the number of authorized shares. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 12. Disclosure of Results of Operations and Financial Condition

On February 3, 2004, Avon issued a press release announcing its results of operations for the fourth quarter and full year 2003. The press release included Avon’s consolidated statements of income and a supplemental schedule that provided additional information regarding Avon’s regional results and category sales, both for the three-month and full-year periods ended December 31, 2003. A copy of that press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.

Dated: February 3, 2004	By: /s/ Gilbert L. Klemann, II

	Name:	Gilbert L. Klemann, II
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of Avon Products, Inc., dated February 3, 2004, relating to dividend increase and stock split.

99.2	Press Release of Avon Products, Inc., dated February 3, 2004, relating to fourth quarter and full-year 2003 earnings.